                                                                     Exhibit 5.1
                                 PIPER & MARBURY
                                     L.L.P.
                          1200 NINETEENTH STREET, N.W.
                           WASHINGTON, D.C. 20036-2430
                                  202-861-3900
                                FAX: 202-223-2085
                                                                    BALTIMORE
                                                                    NEW YORK
                                                                    PHILADELPHIA
                                                                    EASTON



                                                May 20, 1998

Visual Networks, Inc.
2092 Gaither Road
Rockville, Maryland 20850

         Re:      Net2Net Corporation 1994 Stock Plan
                  Assumed by Visual Networks, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 20, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 189,733 shares (the "Shares") of Common Stock of Visual Networks, Inc. reserved for issuance under the Net2Net
Corporation 1994 Stock Plan (the "Plan"). As your legal counsel, we have examined the proceedings proposed to be taken by you in connection with the sale and issuance of said shares.

         It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the Shares pursuant to the Prospectus constituting part of the Registration Statement on Form S-8 and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plan and in the agreements that accompany the Plan, and in accordance with the Company's Restated Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and amendments thereto.

                                                      Very truly yours,

                                                      /s/ PIPER & MARBURY L.L.P.